Exhibit 10.1

EXECUTION VERSION

Aspen Bermuda Limited (formerly known as Aspen Insurance Limited)

141 Front Street

Hamilton

HM19 Bermuda

Aspen Insurance UK Limited

30 Fenchurch Street

London EC3M 3BD

February 1, 2013

Dear Sirs

AMENDMENT LETTER

We refer to a facility agreement dated 6 October 2009 in relation to a US$200,000,000 letter of credit facility made between Barclays Bank PLC (the “Issuing Bank”), Aspen Bermuda Limited (formerly known as Aspen Insurance Limited) (“Borrower A”) and Aspen Insurance UK Limited (“Borrower B” together with Borrower A, the “Borrowers”) (the “Facility Agreement”) which expression shall include the Facility Agreement as from time to time amended, varied, supplemented, novated or replaced including by way of a first amendment agreement dated 28 February 2011.

We are writing to you to set out the amendments which we, the Issuing Bank, and you, the Borrowers, have agreed to make to the Facility Agreement.

1.	INTERPRETATION

Unless otherwise defined in this letter, capitalised terms defined in the Facility Agreement shall have the same meaning when used in this letter. In addition, the principles of construction set out in Clause 1.2 of the Facility Agreement shall have effect as if set out in this letter.

2.	AMENDMENT

2.1	The terms of the Facility Agreement shall be amended as follows:-

	2.1.1	paragraph (a) of the definition of “Collateral Margin” shall be deleted and replaced with the following:

		“(a)	in the case of collateral described in clause (a) of the definition of “Eligible Collateral”:

			(i)	where such Eligible Collateral has a maturity of 2 years or less, 95 per cent;

			(ii)	where such Eligible Collateral has a maturity of more than 2 years but less than or equal to 10 years, 90 per cent; and

			(iii)	where such Eligible Collateral has a maturity of more than 10 years, 85 per cent provided that the Collateral Margin on securities issued by the US Federal Home Loan Mortgage Corporation (“FHLMC” also known as “Freddie Mac”) and the US Federal National Mortgage Association (“FNMA” also known as

“Fannie Mae”) shall be decreased by an additional 7.5 per cent to the extent that either FHLMC or FNMA shall no longer be under the conservatorship of the Federal Housing Finance Agency;”;

2.1.2	paragraph (b) of the definition of “Collateral Margin” shall be deleted and replaced with the following:

	“(b)	in the case of collateral described in clause (b) of the definition of “Eligible Collateral”:

(i) where such Eligible Collateral has a maturity of 5 years or less, 90 per cent;

(ii) where such Eligible Collateral has a maturity of more than 5 years but less than or equal to 10 years, 85 per cent; and

(iii) where such Eligible Collateral has a maturity of more than 10 years, 80 per cent;”;

2.1.3	the definition of “Collateral Value” shall be amended by the deletion of the words “provided that (i) not more than 20 per cent of the Collateral Value for any Borrower may consist of Collateral described in clause (c) of the definition of “Eligible Collateral” and (ii) other than in the case of Collateral described in paragraph (a) or (d) of the definition of “Eligible Collateral” , no single issue or issuer shall comprise more than 10 per cent. of the Collateral Value for any Borrower” and the replacement of such deleted words with:

“provided that (i) not more than 30 per cent of the Collateral Value for any Borrower may consist of Collateral described in clause (c) of the definition of “Eligible Collateral”, (ii) other than in the case of Collateral described in paragraph (a) or (d) of the definition of “Eligible Collateral”, no single issue or issuer shall comprise more than 10 per cent of the Collateral Value for any Borrower and (iii) no security shall be included in the calculation of Collateral Value unless (A) either transactions with respect to such security are settled through the Depository Trust & Clearing Corporation or such security is listed on a generally recognised national securities exchange or is freely traded at readily established prices in over-the-counter transactions and (B) price quotations for such security are available to the Custodian in the ordinary course of business.”

2.1.4	paragraph (c) of the definition of “Eligible Collateral” shall be amended by the deletion of the words “Aa3/AA-” and the replacement of such deleted words with “A1/A+”;

2.1.5	paragraph (d) of the definition of “Eligible Collateral” shall be deleted and replaced with the following:

“(d) investments in the Permitted Fund excluding any amount exceeding $100,000,000,”;

2.1.6	the definition of “Final Maturity Date” shall be amended by deletion of the words “31 December 2013” and the replacement of such deleted words with “31 January 2015”.

	2.1.7	the definition of “Permitted Fund” shall be deleted and replaced with the following:

“Permitted Fund” means:

(a) the BNY Mellon U.S. Treasury Fund as more fully described in the prospectus dated March 1, 2010 delivered to the Issuing Bank on or before February 28, 2011, so long as such fund (i) invests solely in securities issued or guaranteed as to principal and interest by the U.S. government and (ii) continues to be rated AAAm by S&P and Aaa-mf by Moody’s; and

(b) any other money market fund that (i) qualifies as an investment company under the Investment Company Act of 1940 and (ii) meets the requirements of sub-clauses (i) and (ii) of paragraph (a) above.

	2.1.8	paragraph (a) of clause 5.6 shall be amended by adding “one year following” after the word “beyond”;

	2.1.9	paragraph 5.6(c)(ii) shall be amended by adding “one year following” before the words “the Final Maturity Date”;

	2.1.10	clause 9.1(a) (Commitment fee) shall be amended by the deletion of the words “0.2125 per cent.” and the replacement of such deleted words with “0.2 per cent.”;

	2.1.11	clause 17.1(a)(x) (Indebtedness) shall be deleted and replaced with the following:

“(x) to the extent constituting Financial Indebtedness, any Financial Indebtedness pursuant to overdraft facilities in the ordinary course of business and consistent with past practice;”;

	2.1.12	clause 17.1(a) (Indebtedness) shall be amended by the deletion of the word “and” at the end of clause (xi) and adding the following new clause (xii) immediately following clause (xi):

“(xii) Financial Indebtedness incurred under the Credit Agreement dated as of July 30, 2010 among Aspen Insurance Holdings Limited, various subsidiary borrowers, the several banks and financial institutions or entities from time to time parties thereto, and Barclays Bank plc, as administrative agent, as amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time; and”

	2.1.13	clause 17.1 (a)(xii) (Indebtedness) shall be renumbered as clause 17.1(a)(xiii) and amended by the deletion of the words “5%” and the replacement of such deleted words with “10 per cent”;

	2.1.14	clause 17.5 shall be amended by (i) the deletion of the word “and” at the end of clause (s), (ii) renumbering clause (t) as clause (u), and (iii) the insertion of the following as clause (t):

“(t) Security on assets pledged as collateral for Financial Indebtedness permitted by Clause 17.1(a)(xii); and”

(the “Amendments”).

3.	EFFECTIVE DATE

3.1	The Amendments set out in paragraph 2 above shall take effect on the date (the “Effective Date”) that the Issuing Bank has received all the documents and other evidence listed in the Schedule (Conditions Precedent) hereto in form and substance satisfactory to it.

4.	LONG STOP DATE

If the Effective Date has not occurred on or before the date falling 10 Business Days after the date of this letter, then the provisions of this letter shall cease to have effect.

5.	REPEATING REPRESENTATIONS

Each Borrower represents and warrants to the Issuing Bank that, as at the date of this letter and as at the Effective Date, each of the Repeating Representations (other than the representation set forth in clause 15.14 of the Facility Agreement) are true by reference to the facts and circumstances existing at each such date and as if each reference to “this Agreement” or “the Finance Documents” includes a reference to this letter.

6.	ARRANGEMENT FEE, COSTS AND EXPENSES

6.1	The Borrowers shall pay to the Issuing Bank an arrangement fee in the amount of US$100,000 on the date of signing this letter (the “Arrangement Fee”). The Issuing Bank shall debit the Arrangement Fee from the account of either Borrower on the Effective Date (and each Borrower hereby authorises the Issuing Bank to debit the Arrangement Fee from such account).

6.2	The Borrowers shall promptly on demand pay to the Issuing Bank the amount of all costs and expenses and any applicable tax (including legal fees) reasonably incurred (subject to any agreed caps) by the Issuing Bank in connection with the negotiation, preparation and execution of this letter and any other documents referred to in this letter. The Issuing Bank shall provide a reasonably detailed invoice to Borrower A confirming the amount of any such costs and expenses.

7.	MISCELLANEOUS

7.1	Subject to the terms of this letter and as amended by this letter the Facility Agreement shall remain in full force and effect upon the terms and conditions stated therein.

7.2	The provisions of Clauses 27 (Partial Invalidity), 29 (Amendments and waivers), 33 (Jurisdiction) and 34 (Service of Process) of the Facility Agreement shall apply to this letter as they apply to the Facility Agreement.

7.3	This letter shall be designated a Finance Document.

8.	LAW

This letter, and any non-contractual obligations arising out of it, will be governed by and construed according to English law.

9.	COUNTERPARTS

This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Please indicate your acceptance of the terms of this letter by executing and returning the enclosed copy.

Yours faithfully

THE ISSUING BANK

/s/ Mark Thompson
Authorised Signatory
For and on behalf of
BARCLAYS BANK PLC

THE BORROWERS

/s/ David Skinner
For and on behalf of
ASPEN BERMUDA LIMITED

/s/ Katie Wade
For and on behalf of
ASPEN INSURANCE UK LIMITED

SCHEDULE

CONDITIONS PRECEDENT

1.	The Borrowers

1.1	A copy of each Borrower’s constitutional documents or confirmation that there have been no changes to the constitutional documents delivered to the Issuing Bank on 6 October 2009.

1.2	A copy of a resolution of the board of directors of each Borrower:-

	1.2.1	approving the terms of, and the transactions contemplated by, this letter and the relevant amendment letter in respect of each Collateral Control Agreement (the “Documents”) and resolving that it execute the Documents;

	1.2.2	authorising a specified person or persons to execute the Documents on its behalf; and

	1.2.3	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Documents and/or the Facility Agreement.

1.3	A specimen of the signature of each person that signs any Document on behalf of each Borrower or that each Borrower intends to have sign documents or notices in connection with this letter.

1.4	A certificate of each Borrower (signed by a director) confirming that utilising the Commitments in accordance with the Facility Agreement (as amended by this letter) would not cause any borrowing, guaranteeing or other limit binding on it to be exceeded.

1.5	A certificate of an authorised signatory of each Borrower certifying that each copy document relating to it specified in this Schedule is correct, complete and in full force and effect as at the date of this letter.

2.	Documents

2.1	A copy of this letter countersigned by each Borrower.

2.2	A copy of the amendment letter in respect of the Borrower A Collateral Control Agreement.

2.3	A copy of the amendment letter in respect of the Borrower B Collateral Control Agreement.

3.	Legal opinions

3.1	A legal opinion of Pinsent Masons LLP, legal advisers to the Issuing Bank in England, substantially in the form distributed to the Issuing Bank prior to signing this letter.

3.2	A legal opinion of Appleby, legal advisers to the Issuing Bank in Bermuda, substantially in the form distributed the Issuing Bank prior to signing this letter.

3.3	A legal opinion of legal advisers as to the law of the state of New York substantially in the form distributed to the Issuing Bank prior to signing this letter.

4.	Other documents and evidence

4.1	Evidence that any costs and expenses then due from the Borrowers pursuant to paragraph 6 (Arrangement Fee, Costs and Expenses) have been paid or will be paid on the date of this letter.

4.2	Confirmation that a UCC-3 statement has been filed in respect of the existing UCC-1 filed in respect of the Borrower A Collateral Control Agreement.

4.3	A certified copy of a Foreign Exchange Letter issued by the Bermuda Monetary Authority, Hamilton, Bermuda in relation to Borrower A.

4.4	A certified copy of a Tax Assurance issued by the Registrar of Companies for the Minister of Finance in relation to Borrower A.

4.5	A certificate of compliance issued by the Bermuda Registrar of Companies in relation to Borrower A.

4.6	A certificate of compliance from the Bermuda Monetary Authority in relation to Borrower A.

4.7	A certificate of registration as an insurer in relation to Borrower A.